UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL VISION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NATIONAL VISION HOLDINGS, INC.
2435 COMMERCE AVENUE
BUILDING 2200
DULUTH, GEORGIA 30096
SUPPLEMENT TO PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2018

This Supplement to Proxy Statement (this “Supplement”) relates to the Proxy Statement of National Vision Holdings, Inc. (the “Company”) that is first being distributed to stockholders on or about April 25, 2018 (the “Proxy Statement”).  Due to a clerical error, certain audit and non-audit fees with respect to fiscal 2017 set forth in the version of the Proxy Statement that is being mailed to stockholders are incorrect. The audit and non-audit fees set forth in each of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 and in the version of the Proxy Statement that was filed with the Securities and Exchange Commission on April 25, 2018 are correct, and are set forth below:

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP for the audit of our financial statements for 2017 and 2016 and for fees billed for other services rendered by Deloitte during those periods.

In thousands	Fiscal Year 2017	Fiscal Year 2016
Audit fees(1)	2,420	817
Audit-related fees(2)	397	293
Tax fees(3)	6	89
All other fees	—	—
Total	2,823	1,199
____________
(1)
 Includes the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements and the quarterly reviews of its financial statements, assistance with documents filed with the SEC, and assistance with documents related to our IPO process.

(2)	Represents amounts for due diligence services.
(3)	Includes the aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on June 6, 2018:  This Supplement, the Proxy Statement and our Annual Report
are available free of charge at www.edocumentview.com/EYE.

April 25, 2018